UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

Sera Prognostics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40606	26-1911522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2749 East Parleys Way Suite 200
Salt Lake City, Utah		84109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 990-0520

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SERA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2026, Jeffrey T. Elliott, a member of the Board of Directors (the “Board”) of Sera Prognostics, Inc. (the “Company”), notified the Company of his decision to resign from the Board effective as of June 4, 2026, the date of the Company’s Annual Stockholders Meeting (“Annual Meeting”). Mr. Elliott’s resignation was not as a result of any disagreement between Mr. Elliott and the Company on any matter relating to the Company’s operations, policies or practices. Mr. Elliott’s term as a director was scheduled to expire at the Annual Meeting. As a result of this resignation, Mr. Elliott is no longer a director nominee for re-election at the Annual Meeting. In connection with Mr. Elliott’s resignation, the Company’s board of directors (the “Board”) decreased its size to seven directors. Separately, as part of its ongoing focus on strong corporate governance and leadership continuity, the Company is in advanced discussions with highly qualified candidates to join the Board and expects to announce an appointment in the near term.

On June 1, 2026, the Company issued a press release announcing the departure of Mr. Elliott, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated June 1, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERA PROGNOSTICS, INC.

Date:	June 1, 2026	By:	/s/ Austin Aerts
Austin Aerts Chief Financial Officer